SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Information Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Section 240.14a-12

GLOBAL ARENA HOLDING, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1.  Title of each class of securities to which transaction applies:  ________________

   2.  Aggregate number of securities to which transaction applies:  ________________

   3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  ________________________________________________________

   4.  Proposed maximum aggregate value of transaction:  _______________________

   5.  Total fee paid:  _____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount Previously Paid:  ____________________________________________

   2.  Form, Schedule or Registration Statement No.:  ___________________________

   3.  Filing Party:  ______________________________________________________

   4.   Date Filed:  ________________________________________________________

GLOBAL ARENA HOLDING, INC.

PROXY FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

December 9, 2012

The undersigned hereby constitutes and appoints Joshua Winker, the undersigned’s true and lawful attorneys and proxies (with full power of substitution in each) (the “Proxies”), to vote all of the shares of Global Arena Holding, Inc. owned by the undersigned on [the Record Date], at the 2012 Annual Meeting of Shareholders of Global Arena Holding, Inc. to be held at 708 Third Avenue, New York, NY 10017 on December 28, 2012, at 10:00 a.m., local time (including adjournments), with all powers that the undersigned would possess if personally present.

THE BOARD RECOMMENDS A VOTE FOR

EACH PROPOSAL AND NOMINEE.

I.   PROPOSAL TO ADOPT THE 2011 STOCK AWARDS PLAN DATED JUNE 27, 2011

___ FOR          ___ AGAINST          ___ ABSTAIN

II.  PROPOSAL TO RATIFY THE PRIOR ISSUANCE OF STOCK OPTIONS UNDER THE PLAN

___ FOR          ___ AGAINST          ___ ABSTAIN

III.   ELECTION OF DIRECTORS.

     A.   To  re-elect the current directors as follows:

     Joshua Winkler to serve as a Director until the next annual meeting of shareholders and

     John Matthews to serve as a Director until the next annual meeting of shareholders

___ FOR (nominees listed above)   ___ WITHHOLD AUTHORITY

(INSTRUCTION:  To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided above).

Should any other matter requiring a vote of the shareholders arise, the above-named Proxies, and each of them acting alone, are authorized to vote the shares represented by this Proxy as their judgment indicates is in the best interest of Global Arena Holding, Inc.

This Proxy is solicited on behalf of the management of Global Arena Holding, Inc.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the proposals described above.

IMPORTANT:  Please date this Proxy and sign exactly as your name or names appear hereon.  If shares are held jointly, both owners must sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated:  ______________________, 2012

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

To Our Shareholders:

     Whether or not you are able to attend our 2012 Annual Meeting of Shareholders, it is important that your shares be represented, regardless of the number of shares you own.  Accordingly, please complete and sign the Proxy provided above and mail it in the enclosed postage paid envelope.

     We look forward to receiving your voted Proxy at your earliest convenience.

GLOBAL ARENA HOLDING, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 28, 2012

To the Shareholders of Global Arena Holding, Inc.:

   You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Global Arena Holding, Inc. (the “Company”), which will be held at 708 Third Avenue, New York, NY 10017, on December 28, 2012 at 10:00 a.m., local time, and any adjournments or postponements thereof for the following purposes:

1.

To adopt the Company’s 2011 Stock Awards Plan in the form attached as Exhibit A hereto (the “Stock Awards Plan”);

2.  To ratify the prior issuance of 1,725,000 stock options under the 2011 Stock Awards Plan.

3.  To re-elect the current directors to serve until the Company’s next Annual Meeting of Shareholders;

4.  To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on November 15, 2012 will be entitled to vote at the annual meeting.  Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice.   Please read the proxy statement and vote your shares as soon as possible.  To ensure your representation at the annual meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the annual meeting.  A proxy and a self-addressed stamped envelope are enclosed.  If you attend the annual meeting, you may withdraw your proxy and vote in person.

   The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

                           By Order of the Board of Directors,

December 9, 2012         Joshua Winkler, President

GLOBAL ARENA HOLDING, INC.

708 Third Avenue

New York, NY 10017

212-508-4700

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of Global Arena Holding, Inc. (the “Company”) for use at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on December 28, 2012 at 10:00 a.m., local time, at 708 Third Avenue, New York, NY 10017, and any adjournments or postponements of the Annual Meeting.

   This Proxy Statement and the accompanying proxy form are first being mailed to shareholders entitled to vote at the Annual Meeting on or about December 9, 2012.  Our annual report on Form 10-K for the year ended December 31, 2011 is also attached.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

   At the Annual Meeting, the shareholders will act upon the matters described in the notice of meeting contained in this Proxy Statement, including the adoption of the Amended and Restated Articles and the election of directors.  We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign, and return the enclosed proxy card.

Who is entitled to vote?

   Only holders of shares of the Company’s Common Stock outstanding as of the close of business on November 15, 2012  (the “Record Date”) will be entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Annual Meeting?

   All shareholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting.  Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting.

What constitutes a quorum?

   A majority of the 21,234,651 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will be part of the quorum.  Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied.  Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes.  However, broker non-votes will not be counted as votes for or against any proposal.

What is the effect of not voting?

   It will depend on how your share ownership is registered.  If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement.  If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

   If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum.  In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.  Your broker may vote your shares in its discretion on routine matters.  With regard to non-routine matters, broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether these matters have been approved.  Abstentions will be counted toward the tabulation of votes and will have the same effect as negative notes.  Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How can I vote?

   You can vote in one of two ways.  You can vote by mail or you can vote in person at the meeting.

   You may vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States.  The shares you own will be voted according to the instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of the Board of Directors.

   You may vote in person.  If you attend the Annual Meeting, then you may vote by delivering your completed proxy card in person or you may vote by completing a ballot.  Ballots will be available at the meeting.

Can I change my vote after I return my proxy card?

   Yes.  Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Annual Meeting.  Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.  Unless so revoked, the shares represented by proxies received by the proxy holders will be voted at the Annual Meeting.  When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications.  A written notice to the Company’s Secretary revoking your proxy must be sent to Global Arena Holding, Inc., 708 Third Avenue, New York, NY 10017, Attention:  Secretary.

What am I voting on?

   You are voting on three proposals:

   1.  The adoption of the 2011 Stock Awards Plan;

2.

The ratification of prior issuance of Stock Awards under the 2011 Stock Awards Plan; and

3.

The re-election of directors.

What are the Board’s recommendations?

   The Board recommends a vote:

   1.  The adoption of the 2011 Stock Awards Plan;

1.

The ratification of prior issuance of Stock Awards under the 2011 Stock Awards Plan; and

2.

The re-election of directors.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board.

How are votes counted?

   Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes, and with respect to proposals other than the election of directors, “Against” votes, abstentions, and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.  If you do not give the broker or nominee specific instructions, your broker or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

   If a quorum is present at the Annual Meeting, then the adoption of 2011 Stock Awards Plan and the ratification of prior issuances of Stock Awards under the 2011 Stock Award Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

   The two nominees for director receiving the greatest number of votes will be elected with their terms expiring at the next Annual Meeting of the Shareholders.

Are there any other items that are to be discussed during the Annual Meeting?

   No.  The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting.  If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who pays to prepare, mail, and solicit the proxies?

   Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails.  Solicitations may be made by directors, officers and other employees of the Company, none of whom will receive additional compensation for such solicitations.  The cost of soliciting proxies will be borne by the Company.  It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services.  All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

   Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement.  Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  Shareholders may notify the Company of their requests by calling the Company at (212) 508-4700 or by sending a written request addressed to Global Arena Holding, Inc., 708 Third Avenue, New York, NY 10017, Attention:  Secretary.

PROPOSALS TO THE SHAREHOLDERS

PROPOSAL I.   ADOPTION OF 2011 STOCK AWARDS PLAN

Introduction

   The Board of Directors has approved and recommends that the shareholders approve the 2011 Stock Awards Plan.  The description set forth below of the 2011 Stock Awards Plan is qualified in its entirety by reference to the text of Exhibit A that is incorporated herein by this reference.  The 2011 Stock Awards Plan is being presented to the shareholders for their adoption as a single proposal.  As more fully described below, the Board of Directors believes that the 2011 Stock Awards Plan would, if adopted, provide a means through which the Company, and its subsidiaries, if any, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company.  Shareholders are urged to read and consider carefully the 2011 Stock Awards Plan.

Description of the 2011 Stock Awards Plan

The Board of Directors of the Company has determined that it is in the best interests of the Company to implement the 2011 Stock Awards Plan.  The 2011 Stock Awards Plan was adopted by the Board of Directors of the Company on June 27, 2011, subject to the approval of shareholders.   Due to monetary considerations, the Company was unable to seek the necessary approval of the shareholders within the twelve month period.  As a result, the Board of Directors is seeking ratification of the 1,725,000 stock options issued under the 2011 Stock Awards Plan.

The purpose of the Global Arena Holding, Inc. 2011 Stock Awards Plan is to provide a means through which Global Arena Holding, Inc., a Delaware corporation, and its subsidiaries, if any, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.   A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company.   Accordingly, the Plan

provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the particular circumstances as provided herein.

Additional material terms of the 2011 Stock Awards Plan are as follows:

Effective Date and Term.  The Plan shall be effective upon its adoption by the Board, provided that the Plan has been or is approved by the stockholders of the Company within twelve months of its adoption by the Board.  No further Awards may be granted under the Plan on or after the date that is ten years following the effective date.  The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

Administration.  The Plan shall be administered by the Board or by the Committee as authorized by the Board (hereinafter where the term "Committee" is used "Board" shall be substituted, if no Committee has been established).  Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of common shares which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award.  In making such determinations the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Section shall be conclusive.

Shares Subject to the Plan.  Subject to Section 11 of the Plan, the aggregate number of common shares that may be issued under the Plan shall be 1,750,000 shares.  The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of common stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.  6.  Eligibility.  Awards may be granted only to persons who, at the time of grant, are employees, members of the Board or persons affiliated with the Company or any of its Affiliates.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Award or any combination thereof.

Recapitalization and Reorganization.  (a)   The shares with respect to which Awards may be granted are common shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company of the common shares, then the number of common shares with respect to which such Award may thereafter be exercised or satisfied, as applicable,

(i)

in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and

(ii)

in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

 (b)   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of common shares then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of common shares then covered by such Award.

(c)   In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such

Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if any, applicable to the Award. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder:

(i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate,

(ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares,

(iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or

(iv) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase  under such Option, in lieu of the number of common shares then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of common shares then covered by such Option.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

 (d)   In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 11, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of common shares or other consideration subject to such Awards.  In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)   Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

 (g)   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or the granting of any later Awards under the Plan or any other stock plan, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of common shares subject to Awards theretofore granted or the purchase price per share, if applicable.

Amendment and Termination.  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

No Right to An Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

No Employment Rights Conferred.  Nothing contained in the Plan shall

(i)

confer upon any Participant any right to continue as an employee or person affiliated with the Company or any subsidiary or

(ii)

 interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or consulting arrangement at any time.

Other Laws; Withholding.  The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional common shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

Restrictions on Transfer.  Except as otherwise determined by the Committee in cases other than in connection with Incentive Stock Options, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

Rule 16b-3.  It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3.  If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

Section 162(m).  If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance- based" compensation within the meaning of such section.  If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m);

provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

Federal Income Tax Consequences.   If a holder is granted a nonqualified stock option under the Plan, the holder should not have taxable income on the grant of the option. Generally, the holder should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The holder's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the holder exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the holder recognizes ordinary income.

A holder of an incentive stock option will not recognize taxable income upon grant. Additionally, if the applicable employment-related requirements are met, the holder will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Internal Revenue Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. Once an incentive stock option has been exercised, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be taxed as ordinary income and we will be entitled to a deduction to the extent of the amount so included in the income of the holder. Appreciation in the stock subsequent to the exercise date will be taxed as long term or short term capital gain, depending on whether the stock was held for more than one year after the exercise date.

If, on a change of control of our Company, the exercisability or vesting of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment," with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, such employee will be subject to a 20 percent excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

   Taking all these factors into consideration, however, the Board of Directors believes that these measures should increase the likelihood that all of the Company’s shareholders will be treated equally and fairly when shareholder action is taken, and should enhance the ability of the Company and its shareholders to carefully consider shareholder nominations and proposals.

If shareholder approval is not received at this meeting, the Company’s ability to issue options under the Plan will be suspended until shareholder approval of the Plan is received, if at all.   The Plan does not “expire”, but rather is subject to this shareholder approval requirement.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2011 STOCK AWARDS PLAN.

PROPOSAL II.  RATIFICATION OF PRIOR ISSUANCES

UNDER THE 2011 STOCK AWARDS PLAN

Shareholder approval of the Plan was required within twelve months of the adoption of the Plan by the Board of Directors.  Due to monetary considerations, the Board of Directors was not able to seek the requisite shareholder approval within the required twelve months of the adoption of the Plan by the Board of Directors.   Prior to the expiration of the twelve months, the Board of Directors issued 1,725,000 stock options under the Plan.  The stock options were issued in full compliance with the terms of the Plan.

If the prior issuances under the Plan are not ratified, the Board of Directors, the Company may be subject to shareholder liability.

Recommendation

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE PRIOR ISSUANCES UNDER THE 2011 STOCK AWARDS PLAN.

PROPOSAL II.  ELECTION OF DIRECTORS

   The Board of Directors recommends the following nominees for election as directors and recommends that each shareholder vote “FOR” the nominees.  Executed proxies in the accompanying form will be voted at the annual meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

   Our Board of Directors has nominated Joshua Winkler and John Matthews to stand for re-election as directors to serve as a director until the next Annual Meeting of Shareholders.

The persons nominated for re-election have agreed to serve if re-elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable or will decline to serve.  In the event, however, that any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current Board of Directors to fill the vacancy.

   All of the nominees for director named above are currently directors of the Company and are proposed to be elected at the Annual Meeting to serve for the terms described above.  Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting), meaning that the nominees receiving the highest number of affirmative votes of the votes represented at the Annual Meeting will be elected as directors.  Proxies solicited by the Board will be voted “FOR” the nominees named above unless a shareholder specifies otherwise.

   The following is biographical information and the age (as of the Record Date) for each person nominated to continue to serve as a director of the Company:

NOMINEES FOR DIRECTORS

Josh Winkler.  Josh Winkler has been the chief financial officer of Global Arena Holding since October 27, 2010, and became the Chief Executive Officer of the Company on January 3, 2012.  Mr. Winkler has extensive background and experience in accounting, operations and financing especially in the healthcare, telecommunications, technology, entertainment, finance, among other sectors.  In the last several years, Mr. Winkler has been involved in venture and growth capital financing business representing ultra high net worth individuals.  He brings with him an extensive managerial and operation experience.  From 2006 to 2008, after his retirement from IDT and Net2Phone, Mr. Winkler worked at BullDog Entertainment, LLC in the entertainment sector in ticketing and promotions, a company which was later sold to Warner Music Group.

From 1995 to 2002, Mr. Winkler served as the president of the retail division of IDT Corporation (NYSE: IDT), where he was an executive officer and member of the board of directors.  His executive duties put him in control of the worldwide phone cards division.  He also spun off a group known as Net2Phone which was later sold to AT&T.  Prior to 1995, Mr. Winkler was the president of a leading medical complex and laboratory that provided family primary and urgent care for over ten years until it was sold.  Prior to 1985, Mr. Winkler practiced as a certified public accountant for nearly ten years for national accounting and audit firms including Oppenheimer, Apple, Dixon & Company and other firms with strong taxation practices.

John Matthews.  John Matthews has been the Chairman of the Board of Global Arena Holding since October 27, 2010.  From October 2010 to January 2012, Mr. Matthews was the chief executive officer of Global Arena Holding.  From January 2006 to February 2008, Mr. Matthews was the president of Clark Dodge, a FINRA registered broker/dealer.

From January 2003 to September 2005, Mr. Matthews was the chairman of JSM Capital Holding Corp., held the independent contractor agreement for two Office of Supervisory Jurisdictions with vFinance Investments, Inc. and was responsible for all supervision of 35 registered representatives.

Concurrently, during the period from January 2003 until October 2004, Mr. Matthews served as the president of vFinance Investments and was responsible for all retail sales of 165 registered representatives and 28 branch offices.

From 2001 through 2003, Mr. Matthews served as Chairman of Ehrenkranz, King & Nussbaum, a NASD broker/dealer.

From 1996 to 2000, Mr. Matthews served as chairman and chief executive officer of Weatherly Securities Corp., a full service NASD brokerage firm.  In May 2000, Weatherly Securities was sold to Weatherly International PLC, a publicly-traded company listed on the London Stock

Exchange’s Alternative Investment Market.  From 1992 to 1996, Mr. Matthews worked as a registered representative, qualifying as a NASD Series 24 principal in 1992.  Over the course of his career, Mr. Matthews has gained extensive experience with the daily operation and administration of a financial services firm.

Mr. Matthews graduated with a bachelor of arts from Long Island University in 1986.

Recommendation

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE TWO NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Board Meetings

   During 2012, the Board of Directors of the Company held six telephonic meetings.  Each director attended 100% of the aggregate number of meetings of the Board held during 2012.

   It is the Company’s current policy to strongly encourage directors to attend the Annual Meeting of Shareholders, but they are not required to attend.

   Our Board of Directors presently has two members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL III.  ELECTION OF DIRECTORS.”

Lack of Independence of Directors

At present, neither member of our Board of Directors is be deemed to be “independent”.  In making that determination, our Board utilized the definition of independence used by The National Association of Securities Dealer, Inc.  Automated Quotation system, even though such definition does not currently apply to us because our shares of Common Stock are not listed on NASDAQ.

No Committees

Our Board of Directors does not, at present, have an audit, compensation or nominating committee, or any committee or committees performing similar functions.  All of these functions are, at present, performed by the Board of Directors as a whole.  The Board of Directors believes that, given its small size, the use of committees would hinder the Board’s efficiency and ability to respond quickly to the Company’s needs and circumstances.

Code of Ethics

   The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.  The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to:  Global Arena Holding, Inc., 708 Third Avenue, New York, NY 10017, Attention:  Secretary.

Communications with the Board of Directors

   Shareholders may communicate with the full Board of Directors or individual directors by submitting such communications in writing to Global Arena Holding, Inc., Attention: Board of Directors (or the individual director(s)), 708 Third Avenue, New York, NY 10017.  Such communications will be delivered directly to the directors.

Executive Officers

   Set forth below is a table identifying our executive officer:

     NAME                              POSITION

Joshua Winkler      President, Chief Executive Officer and

                                  Chief Financial Officer

   Biographical information for the executive officer set forth above is available under the caption “PROPOSAL III.  ELECTION OF DIRECTORS.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  To the Company’s knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of November 15, 2012, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and Address	Amount	Percentage
Josh Winkler	3,072,027	14.47%
443 B 7th St.
Far Rockaway, NY 11691

John Matthews	2,842,028	13.38%
10 Short Dr.,
Roslyn, NY 11576

All Officers and Directors as a Group (2 persons)	5,914,055	27.85%

UBEquity Capital Partners, Inc.	3,244,566	15.28%
36 Lombard St., Ste 700
Toronto Ontario, Canada M5C 2X3

COMPENSATION OF EXECUTIVE OFFICERS

The following table set forth certain information as to the compensation paid to our executive officers.

Summary Compensation Table

Name and Principal Position	Cash Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Josh Winkler	2011	-	-	-	-	-
CEO, CFO	2010	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock options to the Global Arena's executive officers.

Option Awards

Outstanding Equity Awards at December 31, 2011

Name	Number of Securities Underlying Unexercised Options/ Exercisable	Number of Securities Underlying Unexercised Options/ Unexercisable	Option Exercise Price	Option Expiration Date
Josh Winkler	-	-	-	-

Director Compensation for 2011.  No amounts were paid for compensation of the directors.  Global Arena does not compensate its directors for their services as such.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.  The aggregate fees billed and estimated to be billed for the fiscal year ended December 31, 2010 and through August 1, 2011 for professional services rendered by P.C. Liu, CPA, P.C. for the audit of the registrant’s annual financial statements and review of the financial statements included in the registrant’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010 and through August 1, 2011, were $30,000 and $8,000, respectively.

The aggregate fees billed and estimated to be billed for the year ended December 31, 2011 for professional services rendered by Marcum LLP for the audit of the registrant’s annual financial statements and review of the financial statements included in the registrant’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $107,750.

The aggregate fees billed and estimated to be billed for the period ended December 31, 2011 for professional services rendered by Wei, Wei and Co. LLP. for the audit of the registrants annual financial statements and review of the financial statements included in the registrant’s Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the period ended December 31, 2011, were $40,000

Audit related fees.  The aggregate fees billed for the fiscal year ended December 31, 2010 and through August 1, 2011 for assurance and related services by P.C. Liu , CPA, P.C. that are reasonably related to the performance of the audit or review of the registrant’s financial statements for that fiscal year were $30,000 and $38,000.

The aggregate fees billed for the period ended December 31, 2011 for assurance and related services by Marcum LLP. that are reasonably related to the performance of the audit or review of the registrant’s financial statements for that fiscal year were included in the above $107,750 .

The aggregate fees billed for the period ended December 31, 2011 for assurance and related services by Wei, Wei and Co., LLP that are reasonably related to the performance of the audit or review of the registrant’s financial statements for that fiscal year were included in the above listed $ 45,000.

Tax Fees.  We did not incur any aggregate tax fees and expenses from P.C. Liu, CPA, P.C. for the fiscal year ended December 31, 2010 through August 1, 2011 for professional services rendered for tax compliance, tax advice, and tax planning.

The aggregate fees billed for the period from August 1, 2011 through the period ended September 30, 2011 for tax related services by Marcum LLP. that are reasonably related to professional services rendered for tax compliance, tax advice, and tax planning for that fiscal year were $ 14,500.

We did not incur any aggregate tax fees and expenses from Wei, Wei and Co., LLP for the period ended December 31, 2011 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees.  We did not incur any other fees from P.C. Liu, CPA, P.C. for the fiscal year ended December 31, 2010 through August 1, 2011.

We did not incur any other fees from Marcum LLP. for the period from August 1, 2011 through the quarter ended September 30, 2011.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors by the Board of Directors.  The board of directors, acting as the Audit Committee considered whether, and determined that, the auditor's provision of non-audit services was compatible with maintaining the auditor's independence.  All of the services described above for fiscal year 2011 were approved by the board of directors pursuant to its policies and procedures. As of January 2012, we are no longer going to continue using Marcum LLP. for audit and audit-related services, tax consultation and tax compliance services, and, as needed, for due diligence in acquisitions.  We have since hired Wei, Wei and Co., LLP for the audit for the year ended December 31, 2011 and audit-related services, tax consultation and tax compliance services, and, as needed, for due diligence in acquisitions.

PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

The following procedure should be utilized to submit a shareholder proposal:

All notices of proposals by shareholders, whether or not be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at Global Arena Holding, Inc., 708 Third Avenue, New York, NY 10017.  Any such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the books of the Company, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission.  Any proposal which an eligible shareholder desires to have included in the Company’s proxy statement and presented at the 2013 annual meeting of shareholders (which is expected to be held on or about October 15, 2013) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than June 15, 2013 (120 calendar days prior to the anniversary of the mailing date of this Proxy Statement) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of shareholder proposals for the 2013 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules.  With respect to these shareholder proposals for the 2013 annual meeting, the Company’s Proposed Bylaws, if adopted, provide certain requirements for advance notification by shareholders of business to be conducted at annual meetings but not necessarily included in the Company’s proxy statement.  In order to be timely, a shareholder notice must be delivered to or mailed and received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days prior to the date of the meeting.  These requirements are separate from and in addition to requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the 2012 Annual Meeting.  If any other matters properly come before the annual meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.